Exhibit 99.1

Nuvectis Pharma, Inc. Reports Fiscal Year 2022 Financial Results and Business Highlights

•	NXP800 Granted Fast Track Designation for the Treatment of Platinum-Resistant, ARID1A-Mutated Ovarian Carcinoma

•	ENGOT and GOG Foundation to Lead the NXP800 Phase 1b Clinical Trial in Ovarian Cancer (Study Commencement Pending)

•	NXP900 IND Submission and Phase 1 Study Commencement Expected in 1H 2023

March 7, 2023, Fort Lee, NJ - Nuvectis Pharma, Inc (NASDAQ: NVCT) ("Nuvectis" or the "Company"), a clinical-stage biopharmaceutical company focused on the development of innovative precision medicines for the treatment of serious conditions of unmet medical need in oncology, today reported its financial results for the fiscal year 2022 and provided an update on recent business progress.

Ron Bentsur, Chairman and Chief Executive Officer of Nuvectis commented: "2022 was a very busy year for Nuvectis with significant progress made on both development programs. For NXP800, we continued to advance the Phase 1a dose escalation study in patients with various advanced solid tumors, and in December we announced that the Food and Drug Administration (“FDA”) granted Fast Track Designation status to the NXP800 development program in platinum resistant, ARID1a-mutated ovarian carcinoma. Moreover, we recently announced that the European Network of Gynecological Oncology Trial Groups (“ENGOT”) and the GOG Foundation, Inc. (“GOG-F”), the world's premier gynecology oncology clinical trials consortia, will lead the upcoming Phase 1b clinical trial in ARID1a-mutated ovarian carcinoma, a disease comprised mostly of clear cell and endometrioid histologies. Lastly, the discovery and optimization work performed at the Institute of Cancer Research (“ICR”) was showcased in the prestigious New Drugs on the Horizon session of the American Association for Cancer Research (“AACR”), and additional in-vivo preclinical data was generated that provides further potential development opportunities for NXP800."

Mr. Bentsur continued: "For NXP900, we are very pleased with the progress made toward submission of an IND and commencement of the Phase 1 clinical trial, expected in 1H2023. NXP900’s unique mechanism of action translated into substantial single-agent activity in several in-vivo xenograft models. Additionally, publications in the scientific literature outlined opportunities to potentially reverse resistance to osimertinib (Tagrisso®) in non-small cell lung cancer and enzalutamide (Xtandi®) in metastatic, castration resistant prostate cancer, in combination with these agents, highlighting the importance of NXP900 key targets, YES1 and SRC kinases, in these disease settings."

Mr. Bentsur concluded, "On the corporate front, we completed the initial public offering in February 2022 and a private placement in July 2022, providing us with sufficient working capital to continue the momentum for both programs into the second half of 2024. As we continue to make significant progress with NXP800 and NXP900, our exciting precision medicine drug candidates, we believe that 2023 is shaping up to be a potentially transformational year for Nuvectis."

Full Year 2022 Financial Results

Cash, cash equivalents, and short-term investments were $20.0 million as of December 31, 2022, compared to $5.7 million as of December 31, 2021. The increase of $14.3 million was primarily a result of the Company's initial public offering in February 2022 and the private placement in July 2022.

The Company's net loss was $19.1 million for the year ended December 31, 2022, compared to $12.9 million for the year ended December 31, 2021, an increase of $6.2 million. Net loss for the 2022 fiscal year included $1.7 million in non-cash expenses and $6.1 million in one-time expenses, primarily related to milestone, fee payments and one-time development costs in connection with NXP800 and NXP900.

Research and development expenses were $13.2 million for the year ended December 31, 2022, compared to $9.5 million for the year ended December 31, 2021, an increase of $3.7 million. The increase in research and development expenses is primarily attributed to one-time expenses related to milestone and fee payments in connection with the license agreements, and an increase in preclinical and clinical development costs. Research and development expenses for the 2022 fiscal year included $0.9 million in non-cash expenses.

General and administrative expenses were $ 6.0 million for the year ended December 31, 2022, compared to $3.3 million for the year ended December 31, 2021, an increase of $2.7 million. The increase in general and administrative expenses is primarily attributed to costs associated with operating as a public company following our 2022 initial public offering. General and administrative expenses for the 2022 fiscal year also included $0.8 million in non-cash expenses.

About Nuvectis Pharma, Inc.

Nuvectis Pharma, Inc. is a biopharmaceutical company focused on the development of innovative precision medicines for the treatment of serious conditions of unmet medical need in oncology. The Company is currently developing two drug candidates, NXP800 and NXP900. NXP800 is a clinical stage, oral small molecule currently in a Phase 1a study in patients with advanced solid tumors. NXP800 was granted Fast Track Designation by the United States Food and Drug Administration for the treatment of platinum-resistant, ARID1a-mutated, ovarian carcinoma. NXP900 is a novel, small molecule SRC/YES1 kinase inhibitor with an IND pending submission.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will," "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Nuvectis Pharma, Inc.'s current expectations, estimates, and projections about future events and trends that we believe may affect our business, financial condition, results of operations, prospects, business strategy, and financial needs. The outcome of the events described in these forward-looking statements are subject to inherent uncertainties, risks, assumptions, market and other conditions, and other factors that are difficult to predict and include statements regarding the preclinical data generated to date, and the clinical expectations for NXP800 and NXP900, including the timing for the completion and results of the Phase 1a study and commencement of the Phase 1b study for NXP800 and the IND submission and commencement of the Phase 1 program for NXP900, statements regarding NXP800's potential ability to become a therapeutic option for the treatment of ARID1a-mutated ovarian carcinoma and potentially other cancer indications, and NXP900’s potential to become a therapeutic treatment option for the treatment of non-small-cell lung cancer and metastatic castration resistant prostate cancer and potentially other cancer indications. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are subject to market and other conditions and described more fully in the section titled "Risk Factors" in the 2021 Form 10-K filed with the Securities and Exchange Commission ("SEC"). However, these risks are not exhaustive and new risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release or other filings with the SEC. Any forward-looking statements contained in in this press release speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contact

Ron Bentsur

Chairman, Chief Executive Officer and President

201-614-3151

rbentsur@nuvectis.com

Media Relations Contact

Christopher M. Calabrese

LifeSci Advisors

Tel: 917-680-5608

ccalabrese@lifesciadvisors.com

NUVECTIS PHARMA, INC.

BALANCE SHEETS

(USD in thousands, except per share and share amounts)

	December 31,
	2022	2021
Assets
CURRENT ASSETS:
Cash and cash equivalents	19,993	5,742
Other current assets	412	91
TOTAL CURRENT ASSETS	20,405	5,833

Deferred offering costs	—	824
TOTAL ASSETS	20,405	6,657

Liabilities, Redeemable Convertible Preferred Shares and Stockholders' Equity (Deficit)

CURRENT LIABILITIES
Accounts payables	2,910	1,058
Payable offering costs	450	824
Accrued liabilities	445	395
Employee compensation and benefits	2,381	142
TOTAL CURRENT LIABILITIES	6,186	2,419
TOTAL LIABILITIES	6,186	2,419

COMMITMENTS AND CONTINGENCIES, see Note 3
REDEEMABLE CONVERTIBLE PREFERRED SHARES:
Convertible preferred A stock, $0.00001 par value – Zero and 6,630,000 shares authorized as of December 31, 2022 and December 31, 2021, respectively. As of December 31, 2022 all issued and outstanding preferred A stock was converted to common stock. As of December 31, 2021, 5,012,280 preferred A stock shares were issued and outstanding.	—	15,246

STOCKHOLDERS' EQUITY (DEFICIT), see Note 4:
Common Stock, $0.00001 par value – 60,000,000 and 12,870,000 shares authorized as of December 31, 2022 and December 31, 2021, respectively 14,642,483 and 4,505,514 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	*	*
Additional paid in capital	46,204	1,892
Notes received for common shares	—	*
Accumulated deficit	(31,985)	(12,900)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	14,219	(11,008)
TOTAL LIABILITIES, REDEEMABLE COVERTIBLE PREFERRED SHARES AND STOCKHOLDERS' EQUITY (DEFICIT)	20,405	6,657

*     Represent amount lower than $1,000 USD.

NUVECTIS PHARMA, INC.

STATEMENT OF OPERATIONS

(USD in thousands, except per share and share amounts)

	For the year ended	For the year ended
	December 31, 2022	December 31, 2021
OPERATING EXPENSES:
Research and development	13,227	9,545
General and administrative	6,007	3,349

OPERATING LOSS	(19,234)	(12,894)
Finance Income	149	4

NET LOSS	(19,085)	(12,890)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	(19,085)	(12,890)
BASIC AND DILUTED NET LOSS PER COMMON SHARE OUTSTANDING, see Note 6	(1.51)	(3.02)
Basic and diluted weighted average number of common shares outstanding	12,657,651	4,268,285